UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006 (November 13, 2006)
HCA INC.

(Exact name of registrant as specified in charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 13, 2006, HCA Inc., a Delaware corporation (“HCA”), issued the press release attached hereto as Exhibit 99.1 in which HCA announced the determination of the pricing for its previously announced cash tender offers for any and all of its outstanding 8.850% Medium Term Notes due 2007 (CUSIP No. 19767QAJ4) (the “8.850% Notes”), 7.000% Notes due 2007 (CUSIP No. 197677AL1) (the “7.000% Notes”), 7.250% Notes due 2008 (CUSIP No. 197677AK3) (the “7.250% Notes”), 5.250% Notes due 2008 (CUSIP No. 404119AK5) (the “5.250% Notes”) and 5.500% Notes due 2009 (CUSIP No. 404119AM1) (the “5.500% Notes” and, together with the 8.850% Notes, the 7.000% Notes, the 7.250% Notes and the 5.250% Notes, collectively the “Notes”). The tender offers and related consent solicitations to amend the Notes and the indenture governing the Notes, solely as it relates to the Notes, are being conducted in connection with HCA’s previously announced agreement to merge with an entity controlled by Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P. and ML Global Private Equity Fund, L.P.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit 99.1	Press Release dated November 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Corporate Secretary

Date: November 14, 2006

EXHIBIT INDEX

Exhibit 99.1	Press Release dated November 13, 2006